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               UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                               -----------------

                                   FORM 8-K
                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                       Date of Report: January 27, 1999
              (Date of earliest event reported: January 21, 1999)

                       Commission File Number:  0-22419

                                 CARDIMA, INC.
            (Exact name of Registrant as specified in its charter)



                Delaware                                    94-3177883
                --------                                    ----------
  (State of incorporation or organization)           (IRS Employer I.D. No.)


                 47266 Benicia Street, Fremont, CA 94538-7330
                 --------------------------------------------
                   (Address of principal executive offices)

                                 (510)354-0300
                                 -------------
             (Registrant's telephone number, including area code)
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Item 5.  Other Events
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         On January 21, 1999, Cardima, Inc. (the "Company") issued and sold
5,803,500 shares of its Common Stock for a purchase price of $2.00 per share to certain accredited investors in a private placement (the "Private Placement"). In addition, the Company issued 354,806 shares of its Common Stock to the placement agent (the "Placement Agent") in lieu of commissions payable to the Placement Agent. In addition, the Company issued the Placement Agent a warrant to purchase 580,350 shares of its Common Stock at an exercise price of $2.20 per share (the "Warrant"). The Company has agreed to file a registration statement on Form S-3 relating to the resale of the shares of Common Stock (1) sold in the Private Placement, (2) issued to the Placement Agent in lieu of commissions, and
(3) issuable upon exercise of the Warrant.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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         (c)   Exhibits

               (4.1)    Form of Share Purchase Warrant

               (10.1)   Form of Subscription Agreement

               (10.2)   Sales Agency Agreement dated January 21, 1999

               (99)     Press Release dated January 25, 1999.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CARDIMA, INC.


                                  By:  /s/ Phillip Radlick, Ph.D.
                                       --------------------------
                                           Phillip Radlick, Ph.D.
                                           President and Chief Executive Officer

Date: January 27, 1999



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